PATRUSKY, MINTZ & SEMEL
                          CERTIFIED PUBLIC ACCOUNTANTS
                              22 CORTLANDT STREET
                              NEW YORK, N.Y. 10007

                                                                  (212) 732-2600
                                                                   TELEX 6971510
                                                          TELEFAX (212) 374-1967





              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We consent to the incorporation by reference in the Registration Statement (No. 33-70754) on Form S-8 of our report dated April 8, 1996 of Uniflex, Inc. and Subsidiaries for the year ended January 31, 1996, and to the reference to our firm under the caption "Experts" in the Prospectus.


                            /s/ PATRUSKY, MINTZ & SEMEL
                            ---------------------------
                                PATRUSKY, MINTZ & SEMEL
New York, New York
April 17, 1996